UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2017
CHS Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

Minnesota	001-36079	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On February 14, 2017, CHS Inc. (the “Company”) entered into an Omnibus Amendment No. 1 (the “Amendment”), by and among Cofina Funding, LLC (“Cofina Funding”), an indirect subsidiary of the Company, as seller, the Company, as servicer and as an originator, CHS Capital, LLC (“CHS Capital”), a direct subsidiary of the Company, as an originator, the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as administrative agent, a committed purchaser and purchaser agent, Victory Receivables Corporation (“Victory”), as a conduit purchaser, Nieuw Amsterdam Receivables Corporation B.V. (“Nieuw Amsterdam”), as a conduit purchaser, Coöperatieve Rabobank U.A. (“Rabobank”), as a committed purchaser, Coöperatieve Rabobank U.A., New York Branch (“Rabobank New York”), as a purchaser agent, and U.S. Bank National Association, as custodian, to (a) that certain Sale and Contribution Agreement, dated as of July 22, 2016 (the “Sale Agreement”), by and among the Company, CHS Capital and Cofina Funding and (b) that certain Receivables Financing Agreement, dated as of July 22, 2016 (the “Receivables Financing Agreement”), by and among the Company, individually and as servicer, Cofina Funding, as seller, Victory and Nieuw Amsterdam, as conduit purchasers, Rabobank, as a committed purchaser, Rabobank New York, as a purchaser agent, and BTMU, as a committed purchaser, purchaser agent and as administrative agent. Pursuant to the Sale Agreement, from time to time, the Company and CHS Capital sell and contribute their rights to certain loans and receivables and certain related property (collectively, the “Assets”) to Cofina Funding and, pursuant to the Receivables Financing Agreement, Cofina Funding sells and assigns Assets to the conduit purchasers, committed purchasers and purchaser agents. The Amendment, among other things, decreases the amount of Assets that the conduit purchasers, committed purchasers and purchaser agents have committed to purchase from $850 million to $750 million. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
BTMU and Rabobank are also parties to one or more of the Company’s outstanding credit facilities, including that certain 2015 Amended and Restated Credit Agreement (5-Year Revolving Loan), dated September 4, 2015, by and between the Company, CoBank, ACB, as a syndication party and as the administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the other syndication parties party thereto. Also, certain parties to the Amendment and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Omnibus Amendment No. 1, dated as of February 14, 2017, by and among Cofina Funding, LLC, as seller, CHS Inc., as servicer and as an originator, CHS Capital, LLC, as an originator, the conduit purchasers, committed purchasers and purchaser agents set forth on the signature pages thereto, the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, and U.S. Bank National Association, as custodian.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

February 15, 2017	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer